UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 11, 2019

VII Peaks Co-Optivist Income BDC II, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-54615	45-2918121
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

4 Orinda Way, Suite 125-A Orinda, California	94563
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (415) 983-0127

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

Douglas Tyre, chief compliance officer of VII Peaks Co-Optivist Income BDC II, Inc. (the “Company”), has resigned his position as chief compliance officer of the Company, effective as of April 11, 2019.

On April 11, 2019, the independent members of the Board of Directors of the Company appointed, by written consent, Ms. Michelle MacDonald, as the chief compliance officer of the Company. Ms. MacDonald also serves as the chief financial officer of the Company. Below is certain information regarding Ms. MacDonald:

●	Term: Ms. MacDonald will serve as chief compliance officer until her death, resignation or removal.
●	Age: 51.
●	Transactions with related persons (as defined in Item 404(a) of Regulation S-K: None
●	Business experience: Ms. MacDonald has served as the chief financial officer of the Company since April of 2015 and served as the vice president of compliance for VII Peaks Capital, LLC, the investment manager of the Company from September 2014 to April 2019. She is currently the chief compliance officer for VII Peaks Capital, LLC. Prior to September 2014, she was self-employed securities instructor conducting test preparation courses and private tutoring for various securities licenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VII Peaks Co-Optivist Income BDC II, Inc.

 April 16, 2019

By:	/s/ Gurpreet S. Chandhoke
Gurpreet S. Chandhoke
Chairman of the Board of Directors, Chief Executive Officer and President